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                                                                     EXHIBIT 3.2

                                  ORBCOMM INC.

                                   (Delaware)

                          AMENDED AND RESTATED BY-LAWS

                                   ARTICLE ONE

                                  STOCKHOLDERS

          SECTION 1.1. Annual Meeting. An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be presented at the meeting shall be held on such date and at such time as may from time to time be designated by resolution duly adopted by the Board of Directors, at such place (within or without the State of Delaware) as the Board of Directors, the Chairman of the Board, the Executive Committee, if any, or the Chief Executive Officer may fix.

          SECTION 1.2. Special Meetings. A special meeting of stockholders may be called for any proper purpose, notice of which was given in the notice of meeting, at any time by the Board of Directors, the Chairman of the Board, the Executive Committee, if any, or the Chief Executive Officer and shall be called by any of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, that are proposed to be presented at the meeting, signed by holders of record of at least twenty five percent (25%) of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. Any such meeting shall be held on such date, at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

          SECTION 1.3. Notice of Meeting. For each meeting of stockholders written notice shall be given stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called and, if other than the place where the meeting is to be held, the place within the city in which the meeting is to be held (where the list of stockholders required by Section 1.10 is to be open for examination) at least 10 days prior to the meeting. Except as otherwise provided by Delaware law, the written notice of any meeting shall be given not less than 5 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

          SECTION 1.4. Quorum. Except as otherwise required by law or in the Certificate of Incorporation, the holders of record of a majority of the shares of stock

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entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but, in the absence of a quorum, the holders of record present in person or represented by proxy at such meeting may vote to adjourn the meeting from time to time until a quorum is obtained.

          SECTION 1.5. Presiding Officer and Secretary at Meetings. Each meeting of stockholders shall be presided over by the Chairman of the Board or, in his absence, by the President or, if neither is present, by the person designated in writing by the Chairman of the Board or, if no such person is present, then by a person designated by the Board of Directors; if no such person is present, then the stockholders at the meeting present in person or represented by proxy shall by plurality vote elect a person to act as chairman of the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or, if no such officer is present, a secretary of the meeting shall be designated by the chairman of the meeting.

          SECTION 1.6. Voting. Except as otherwise provided by law or in the Certificate of Incorporation, and subject to the provisions of Section 1.11:

               (a) each stockholder of record shall be entitled at every meeting of stockholders to one vote for each share standing in his name on the books of the Corporation;

               (b) each matter, other than election of directors, properly presented to any meeting, shall be decided by a majority of the votes cast on the matter; and

               (c) election of directors and the vote on any other matter presented to a meeting shall be by written ballot only if so ordered by the chairman of the meeting or if so requested by any stockholder at the meeting present in person or represented by proxy entitled to vote in such election or on such matter, as the case may be.

          SECTION 1.7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          SECTION 1.8. Adjourned Meetings. A meeting of stockholders may be adjourned to another time or place as provided in Sections 1.4. Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, provided a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.


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          SECTION 1.9. Consent of Stockholders in Lieu of Meeting. Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action so taken and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, are delivered to the Corporation, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every consent shall bear the date of signature of each stockholder signing the consent and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take the action are delivered to the Corporation, in the manner required by law, within 60 days of the earliest dated consent so delivered.

          SECTION 1.10. List of Stockholders Entitled to Vote. A complete list of the stockholders entitled to vote at every meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and shall be open to the examination of any stockholder as required by law. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          SECTION 1.11. Fixing of Record Date. The Board of Directors, by resolution, may fix a date for determining the stockholders of record, which record date shall not be earlier than the date of such resolution. The record date shall be determined as follows:

               (a) The record date for stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall not be more than 60 nor less than 10 days before the date of the meeting. If no such record date is fixed by the Board of Directors, the record date shall be the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. The record date shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

               (b) The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no such record date is fixed by the Board of Directors, the record date shall be determined as follows:

                    (i) if no prior action by the Board of Directors is required under the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or


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          proposed to be taken is delivered to the Corporation pursuant to the requirements of Section 1.9; and

                    (ii) if prior action by the Board of Directors is required under the Delaware General Corporation Law, the record date shall be the close of business on the day on which the Board of Directors adopts a resolution taking such prior action.

               (c) The record date for determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be not more than 60 days prior to such action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

                                   ARTICLE TWO
                                    DIRECTORS

          SECTION 2.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          SECTION 2.2. Number; Term of Office. Subject to the provisions of the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall be ten (10) members. Subject to the provisions of the Certificate of Incorporation, directors shall be elected at the annual meeting of stockholders to hold office, subject to Sections 2.3 and 2.4, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

          SECTION 2.3. Resignation. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors effective at a future date his or hers successor shall be elected by the Stockholders of the Corporation in accordance with the Certificate of Incorporation.

          SECTION 2.4. Removal. Subject to the provisions of the Certificate of Incorporation, any one or more directors may be removed, with or without cause, by the Stockholders of the Corporation entitled to vote on the election of such director in accordance with the Certificate of Incorporation.


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          SECTION 2.5. Vacancies; Newly Created Directorships. Vacancies and
newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of Stockholders of the Corporation in accordance with the Certificate of Incorporation, and the directors so chosen shall hold office, subject to Sections 2.3 and 2.4, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

          SECTION 2.6. Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place (within or without the State of Delaware) as the Board of Directors may from time to time prescribe. At the first meeting of the Board of Directors in each calendar year, or at such other time as the Board of Directors may determine, the Board of Directors shall establish a calendar of at least four (4) regular meetings of the Board of Directors at approximately regular intervals in each twelve (12) monthly period, and unless the Board of Directors otherwise determines, shall meet at least four (4) times in each twelve (12) monthly period. Meetings held in the U.S. shall be scheduled to start not later than 9:00 a.m. U.S. eastern standard time to facilitate participation by directors located in Europe, and, to the extent practicable, meetings shall be held on Mondays and Fridays to facilitate in-person attendance by directors. Notice of any regular meeting of the Board of Directors, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of stockholders at the same place as that at which such meeting was held.

          SECTION 2.7. Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors, the Chairman of the Board, the Executive Committee, if any, the Chief Executive Officer or any person acting in the place of the Chief Executive Officer and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place (within or without the State of Delaware) as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least seven days before the day fixed for the meeting, or by recognized express courier at least two days before the date fixed for the meeting, addressed to each director at his address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by telex, telecopy, electronic mail, telegraph, cable or radio or by delivery of the notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

          SECTION 2.8. Presiding Officer and Secretary at Meetings. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board, who shall be the Chief Executive Officer, unless another person has been appointed to that position by a majority of the Board of Directors, or in his absence by such member of the Board of Directors as shall be chosen by a majority of the directors present. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is


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present, a secretary of the meeting shall be designated by the person presiding over the meeting.

          SECTION 2.9. Quorum; Voting. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as otherwise required by law or the Certificate of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          SECTION 2.10. Meeting by Telephone. Members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

          SECTION 2.11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors thereof may be taken without a meeting upon unanimous written approval of the Board of Directors or such lower proportion as may be permitted by the Delaware General Corporation Law, as then in effect. A copy of any such unanimous written consent of the Board of Directors shall be filed on the minutes book of the Corporation.

          SECTION 2.12. Executive and Other Committees. (a) The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate a Compensation Committee, an Audit Committee and such other committees, as the Board of Directors may from time to time determine. Any such committee may have and exercise such powers and authority in the management of the business and affairs of the Corporation as the Board of Directors provides in such resolution or resolutions; provided that, (i) the Compensation Committee shall make recommendations as to compensation decisions of all officers, directors and employees of the Corporation and any affiliate of which Corporation owns a controlling interest, including the grant of stock options; and provided further, that the authority of Committees of the Board of Directors shall be limited to making recommendations to the Board of Directors and shall not have authority to act on behalf of the Board of Directors or the Corporation. The grant of any stock options by the Corporation shall be made only upon the recommendation of the Compensation Committee, if any, and approval by the Board of Directors.

          (b) The Compensation Committee shall consist of three (3) directors, two (2) of whom shall be appointed by a majority of the directors appointed by the holders of the Corporation's Series A Preferred Stock and Series B Preferred Stock voting as a single class (which shall be one of the directors appointed by PCG Satellite Investments, LLC ("PCG") and one of the directors appointed by Ridgewood Satellite LLC ("Ridgewood") unless PCG and/or Ridgewood shall agree otherwise) and one (1) of whom shall be appointed by a majority of the directors appointed by the holders of the Corporation's Common Stock;


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provided that a member of management of the Corporation shall not be elected to the Compensation Committee.

          (c) The Audit Committee shall consist of three (3) directors, two (2) of whom shall be appointed by a majority of the directors appointed by the holders of the Corporation's Series A Preferred Stock and Series B Preferred Stock voting as a single class and one (1) of whom shall be appointed by a majority of the directors appointed by the holders of the Corporation's Common Stock; provided that a member of management of the Corporation shall not be elected to the Audit Committee.

          SECTION 2.13. Compensation. A director shall receive such compensation, if any, for his services as a director as may from time to time be fixed by the Board of Directors, which compensation may be based, in whole or in part, upon his attendance at meetings of the Board of Directors or of its committees. He may also be reimbursed for his expenses in attending any meeting.

          SECTION 2.14. Technology Control. (a) The Corporation and the Board of Directors hereby acknowledge that the United States government controls, for reasons of U.S. national security, the export of satellites, satellite technology and related technical data (referred to herein as "Regulated Asset(s)") (as such terms are defined, inter alia, in the International Traffic in Arms Regulations) (the "ITAR", 22 C.F.R. Sections 120-130). Accordingly, the Board of Directors and shareholders of the Corporation that are not U.S. persons (as defined at 22 C.F.R. Section 120) shall not seek and shall not be afforded access to the Company's Regulated Assets, except as authorized by the appropriate U.S. government agency. The Board of Directors shall act to ensure that the Company does not otherwise violate the ITAR or any other applicable U.S. law or regulation. The Corporation shall promptly seek all requisite U.S. government authorizations ("Consents") that are necessary or advisable to ensure that Directors, Officers, employees, or such other parties as reasonably determined by the Company, have access to the information and Regulated Assets needed to carry out their responsibilities and the business of the Company.

          (b) In the event that at least two (2) of the directors of the Corporation reasonably determine that any action to be taken or proposed to be taken by the Corporation or the Board of Directors with respect to any Regulated Asset may require prior authorization from any governmental entity as a result of the ownership and/or control of the Corporation by a Foreign Person (as defined at 22 C.F.R. Section 120), or participation on the board of directors of any Foreign Persons or any U.S. Persons appointed by a Foreign Person(s), and Corporation counsel cannot provide the Corporation with a written opinion stating that prior Consents from any governmental authority are not necessary or advisable, the Corporation shall, prior to the taking of any such action, obtain all requisite prior Consents. Notwithstanding the foregoing, if by the unanimous vote of all then serving directors, including Foreign Persons and U.S. Persons appointed by Foreign Persons, the Corporation determines that it is necessary, advisable, or reasonably prudent for a decision on any such action with respect to a Regulated Asset to be taken before Consents can be obtained, then the Board of Directors shall proceed on the matter (a "Regulated Matter"). Under such circumstances, with respect to said Regulated Matter, any Director that is a


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Foreign Person shall be recused from: (i) attending any portion of a Board of
Directors meeting where said Regulated Matter is considered; or (ii) voting on any action of the Board of Directors relating to said Regulated Matter. Notwithstanding any other the provision of this Agreement, any director voting on any action of the Board of Directors relating to a Regulated Matter shall be guided by the best interests of the Corporation, and such director's vote shall not be directed or controlled in any way by any Foreign Person, even if such director was elected by a Foreign Person(s). Additionally, with respect to any Regulated Matter, any applicable unanimous consent or super-majority voting provisions established by the Company shall only apply to the voting of directors not recused pursuant to this Section 2.14(b). Any recusal resulting from the provisions of this Section 2.14(b) shall cease to apply with respect to any Regulated Matter upon the receipt by the Corporation of an opinion of counsel (or other written advice) satisfactory to all of the directors that: (i) all requisite prior Consents have been obtained to permit the Corporation to take any subject action relating to said Regulated Matter and the Regulated Asset(s) relating thereto; or (ii) the provisions of this Section 2.14(b) are not necessary under applicable U.S. law.

                                  ARTICLE THREE
                                    OFFICERS

          SECTION 3.1. Election; Qualification. The officers of the Corporation shall have such titles and duties as are set forth in a resolution adopted by the Board of Directors. The Board of Directors may elect such officers as it may from time to time determine. Two or more offices may be held by the same person and any office may be held by more than one person.

          SECTION 3.2. Term of Office. Each officer shall hold office from the time of his election and qualification until the expiration of the term for which he is elected and until the time his successor is elected and qualified, unless sooner he shall die or resign or shall be removed pursuant to Section 3.4.

          SECTION 3.3. Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 3.4. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the vote of a majority of the whole Board of Directors.

          SECTION 3.5. Vacancies. Any vacancy, however caused, in any office of the Corporation may be filled by the Board of Directors.


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          SECTION 3.6. Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine in accordance with these By-laws.

          SECTION 3.7. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors and the Executive Committee, if any.

          SECTION 3.8. President. The President, if any, shall have charge of the general business and affairs of the Corporation under the supervision of the Chief Executive Officer, subject to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors and the Executive Committee, if any. During the absence of the Chief Executive Officer or his inability to act, the President shall exercise the powers and perform the duties of the Chief Executive Officer, subject to the direction of the Board of Directors and the Executive Committee, if any.

          SECTION 3.9. Vice President. Each Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors or the Chief Executive Officer may from time to time prescribe. During the absence of the President or his inability to act, the Vice President, or if there shall be more than one Vice President then that one designated by the Board of Directors, shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board of Directors and the Executive Committee, if any.

          SECTION 3.10. Secretary. The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors. He shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors and the Executive Committee, if any.

          SECTION 3.11. Treasurer. The Treasurer shall have care of all funds and securities of the Corporation and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Board of Directors and the Executive Committee, if any.

          SECTION 3.12. Other Officers. The Board of Directors may designate any other officers of the Corporation, including one or more Assistant Secretaries and one or more Assistant Treasurers, who shall exercise the powers and shall perform the duties incident to their offices, subject to the direction of the Board of Directors and the Executive Committee, if any.

                                  ARTICLE FOUR


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                                 INDEMNIFICATION

          SECTION 4.1. Indemnification. (a) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another (foreign or domestic) corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.


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          (d) Any indemnification under subsections (a) and (b) of this Section
(unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not limit the Corporation from providing any other indemnification or advancement of expenses permitted by law nor shall they be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another (foreign or domestic) corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

          (h) For the purposes of this Section, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


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

          (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified by the Board of Directors, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE FIVE
                                  CAPITAL STOCK

          SECTION 5.1. Stock Certificates. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe, provided the Board of Directors may by resolution provide that some or all of any or all classes or series of its stock shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of uncertificated shares, upon request, shall be entitled to receive from the Corporation a certificate representing the number of shares registered in such stockholder's name on the books of the Corporation. Each stock certificate and certificate representing previously uncertificated shares shall be signed by or in the name of the Corporation by the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures appearing on any such certificate or certificates may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          SECTION 5.2. Transfer of Stock. Shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof or by his attorney, pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. Any shares represented by a certificate shall be transferable only upon surrender of the certificate with an assignment endorsed thereon or attached thereto duly executed and with such proof of authenticity of signatures as the Corporation may reasonably require.


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

          SECTION 5.3. Holders of Record. Prior to due presentment for registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

          SECTION 5.4. Lost, Destroyed, Mutilated or Stolen Certificates. The Corporation shall issue a new certificate of stock or uncertificated shares to replace a certificate theretofore issued by it alleged to have been lost, destroyed, mutilated or stolen, if the owner or his legal representative (i) submits a written request for the replacement of the certificate, together with the mutilated certificate or such evidence as the Board of Directors may deem satisfactory of the loss, destruction or theft of the certificate, and such request is received by the Corporation before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, (ii) files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction, mutilation or theft of any such certificate or the issuance of any such new certificate and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

                                   ARTICLE SIX
                                  MISCELLANEOUS

          SECTION 6.1. Fiscal Year. The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

          SECTION 6.2. Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE SEVEN
                              AMENDMENT OF BY-LAWS

          SECTION 7.1. Amendment. The By-Laws may be adopted, amended or repealed by the stockholders of the Corporation in accordance with the Certificate of Incorporation or by the Board of Directors by a majority vote of the whole Board of Directors.


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